Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

SECOND QUARTER RESULTS

DALLAS, TX (October 28, 2010) - Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2011 ended September 30, 2010. Notable items for the quarter include:

•	Revenues of $132.1 million

•	Cash flow from operations was $40.8 million

•	Net earnings of $9.6 million

•	Diluted earnings per share of $0.22

Demand for building materials and construction products remains weak. Implementing capital projects that will reduce our costs and enhance our competitive positions remains a major focus for all Eagle Materials employees.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s second quarter operating earnings of $5.1 million were down 10% compared to the same quarter last year. Lower wallboard sales volumes were the primary driver of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $70.7 million, a 3% increase from the same quarter a year ago. The revenue increase reflects higher wallboard sales prices and higher paperboard sales volumes and prices, offset by lower gypsum wallboard sales volumes.

The average gypsum wallboard net sales price this quarter was $96.08 per MSF, 4% higher than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 397 million square feet (MMSF) represents a 15% decline from the same quarter last year. The average Paperboard net sales price this quarter was $474.29 per ton, 14% higher than the same quarter a year ago. Paperboard sales volumes for the quarter were 62,000 tons, 19% higher than the same quarter a year ago.

Cement, Concrete and Aggregates

Operating earnings from Cement for the second quarter were $12.1 million, a 38% decline from the same quarter a year ago. Cement operating earnings were impacted by approximately $5 million, or $0.09 per diluted share, in major maintenance costs occurring during the quarter that did not occur in the same quarter last year. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $67.8 million, 7% less than the same quarter last year. Cement sales volumes for the quarter were 775,000 tons, 2% below the same quarter a year ago. The average net sales price this quarter was $80.03 per ton, 7% less than the same quarter last year.

Concrete and Aggregates reported a $0.5 million operating profit for the second quarter, up from the $0.3 million operating profit for the same quarter a year ago, primarily due to lower operating costs in both businesses partially offset by lower sales volumes and lower net sales prices.

Revenues from Concrete and Aggregates were $12.9 million for the quarter, 8% less than the same quarter a year ago. Concrete sales volume decreased 4% from the same quarter a year ago to 123,000 cubic yards. Concrete average net sales price for the quarter of $67.01 per cubic yard was 1% less than the same quarter a year ago. Aggregates sales volume of 0.8 million tons for this quarter was 10% less than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $5.90 per ton, down 5% compared to last year’s second quarter.

Details of Financial Results

During the second quarter of fiscal 2011, we received a final assessment from the IRS related to their audit of the Republic asset acquisition in tax years 2001 through 2006. In connection with the final assessment, we paid approximately $29.5 million in federal and state taxes. This payment and all payments previously deposited with the IRS (totaling $98.7 million) were applied to pay the taxes, penalties and interest assessed by the IRS. We have filed refund claims with the IRS to recover all payments made related to the Republic asset acquisition and in the event those refund claims are denied, we will file a lawsuit in Federal District Court to recover the requested refunds.

Additionally, net earnings for the second quarter of fiscal 2011 were affected positively by approximately $2.5 million, or $0.06 per diluted share, to reflect the difference between actual interest assessed by the IRS and previously accrued interest. These benefits were handled as discrete items in the tax provision and interest computations.

Texas Lehigh Cement Company LP, one of our cement plant operations, is conducted through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments in the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The company is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, October 28, 2010. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Six Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,
	2010	2009	Change

Revenues	$132,135	$138,185	-4%

Earnings Before Income Taxes	$10,321	$14,942	-31%

Net Earnings	$9,630	$10,422	-8%

Earnings Per Share:

- Basic	$0.22	$0.24	-8%

- Diluted	$0.22	$0.24	-8%

Average Shares Outstanding:

- Basic	43,855,326	43,630,040	+1%

- Diluted	44,169,251	44,012,140	0%

	Six Months Ended September 30,
	2010	2009	Change

Revenues	$262,929	$265,990	-1%

Earnings Before Income Taxes	$24,988	$32,135	-22%

Net Earnings	$20,157	$22,342	-10%

Earnings Per Share:

- Basic	$0.46	$0.51	-10%

- Diluted	$0.46	$0.51	-10%

Average Shares Outstanding:

- Basic	43,843,912	43,605,975	+1%

- Diluted	44,200,303	44,004,492	0%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,
	2010	2009	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$50,314	$56,720	-11%
Gypsum Paperboard	20,347	12,003	+70%

	70,661	68,723	+3%
	54%	50%

Cement (Wholly Owned)	48,721	55,528	-12%
	37%	40%

Concrete and Aggregates	12,753	13,934	-8%
	9%	10%

Total	$132,135	$138,185	-4%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$1,295	$1,332	-3%
Gypsum Paperboard	3,833	4,369	-12%

	5,128	5,701	-10%
	28%	22%

Cement:
Wholly Owned	7,967	14,432	-45%
Joint Venture	4,160	5,065	-18%

	12,127	19,497	-38%
	68%	77%

Concrete and Aggregates	454	280	+62%
	3%	1%

Other, net	175	(84)	n/a
	1%	0%

Total Operating Earnings	17,884	25,394	-30%
	100%	100%

Corporate General Expenses	(4,415)	(4,851)	-9%
Interest Expense, net	(3,148)	(5,601)	-44%

Earnings Before Income Taxes	$10,321	$14,942	-31%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Six Months Ended September 30,
	2010	2009	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$108,514	$113,642	-5%
Gypsum Paperboard	39,108	25,398	+54%

	147,622	139,040	+6%
	56%	52%

Cement (Wholly Owned)	91,351	98,715	-7%
	35%	37%

Concrete and Aggregates	23,956	28,235	-15%
	9%	11%

Total	$262,929	$265,990	-1%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$6,496	$4,740	+37%
Gypsum Paperboard	7,627	9,402	-19%

	14,123	14,142	0%
	34%	27%

Cement:
Wholly Owned	15,088	24,212	-38%
Joint Venture	10,672	12,366	-14%

	25,760	36,578	-30%
	62%	70%

Concrete and Aggregates	769	1,790	-57%
	2%	3%

Other, net	892	3	+29,633%
	2%	0%

Total Operating Earnings	41,544	52,513	-21%
	100%	100%

Corporate General Expenses	(8,118)	(9,144)	-11%
Interest Expense, net	(8,438)	(11,234)	-25%

Earnings Before Income Taxes	$24,988	$32,135	-22%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2010	2009	Change	2010	2009	Change

Gypsum Wallboard (MMSF’s)	397	469	-15%	851	914	-7%

Cement (M Tons):
Wholly Owned	576	614	-6%	1,074	1,079	0%
Joint Venture	199	176	+13%	403	363	+11%

	775	790	-2%	1,477	1,442	+2%
Paperboard (M Tons):
Internal	17	20	-15%	36	38	-5%
External	45	32	+41%	85	70	+21%

	62	52	+19%	121	108	+12%

Concrete (M Cubic Yards)	123	128	-4%	240	285	-16%

Aggregates (M Tons)	794	883	-10%	1,421	1,460	-3%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2010	2009	Change	2010	2009	Change

Gypsum Wallboard (MSF)	$96.08	$92.71	+4%	$97.18	$96.26	+1%
Cement (Ton)	$80.03	$85.99	-7%	$80.67	$87.29	-8%
Paperboard (Ton)	$474.29	$415.84	+14%	$477.82	$407.60	+17%
Concrete (Cubic Yard)	$67.01	$67.82	-1%	$65.54	$68.16	-4%
Aggregates (Ton)	$5.90	$6.18	-5%	$5.97	$6.39	-7%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Intersegment Revenues:
Cement	$1,164	$1,241	$2,156	$2,833
Paperboard	8,857	9,488	18,820	18,629
Concrete and Aggregates	187	196	307	505

	$10,208	$10,925	$21,283	$21,967

Cement Revenues:
Wholly Owned	$48,721	$55,528	$91,351	$98,715
Joint Venture	17,928	16,088	36,768	33,409

	$66,649	$71,616	$128,119	$132,124

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31, 2010*
	2010	2009

ASSETS

Current Assets –

Cash and Cash Equivalents	$8,001	$4,411	$1,416

Accounts and Notes Receivable, net	54,744	58,912	49,721

Inventories	102,952	95,180	105,871

Prepaid and Other Assets	5,132	4,507	4,266

Total Current Assets	170,829	163,010	161,274

Property, Plant and Equipment –	1,105,216	1,098,757	1,100,590

Less: Accumulated Depreciation	(491,788)	(443,948)	(468,121)

Property, Plant and Equipment, net	613,428	654,809	632,469

Investments in Joint Venture	30,350	34,887	33,928

Notes Receivable	9,857	7,315	10,586

Goodwill and Intangibles	151,857	152,494	152,175

Other Assets	24,214	21,304	23,344

	$1,000,535	$1,033,819	$1,013,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities –

Accounts Payable	$31,954	$22,813	$27,840

Federal Income Taxes Payable	—	3,846	—

Accrued Liabilities	42,172	45,295	44,044

Current Portion of Bank Credit Facility	10,000	—	—

Total Current Liabilities	84,126	71,954	71,884

Long-term Liabilities	40,330	98,803	67,946

Bank Credit Facility	—	—	3,000

Senior Notes	285,000	300,000	300,000

Deferred Income Taxes	124,761	112,110	119,299

Stockholders’ Equity –

Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,178,359; 43,738,206 and 43,830,794 Shares, respectively.	442	437	438

Capital in Excess of Par Value	18,066	14,397	14,723

Accumulated Other Comprehensive Losses	(3,518)	(6,040)	(3,518)

Retained Earnings	451,328	442,158	440,004

Total Stockholders’ Equity	466,318	450,952	451,647

	$1,000,535	$1,033,819	$1,013,776

*	From audited financial statements.